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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date earliest event reported) February 20, 1997

                                 INTERIORS, INC.
             (exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                 0-23702                         13-3590047
        (Commission File Number)    (IRS Employer Identification Number)

             320 Washington Street, Mt. Vernon, New York    10553
               (Address of principal executive offices)   (Zip Code)

       Registrant's Telephone Number, Including Area Code: (914) 665-5400

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5. Other Events.

     Termination of Employment

     On February 19, 1997, the employment of Michael J. Amore, then a Director, Vice President, and Chief Financial Officer of Interiors, Inc., a Delaware corporation (the "Registrant"), was terminated effective February 20, 1997. The termination was due to uncertainties which exist in the Registrant's current personnel requirements, and in part was due to a continuing effort to further decrease costs and operating expenses of the Registrant. Mr. Amore will continue rendering services to the Registrant in a consulting capacity so as to ensure a smooth transition. Max Munn, the Registrant's President, Chief Executive Officer, Treasurer, and a member of the Board of Directors, will assume the duties and responsibilities of Chief Financial Officer.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                       INTERIORS, INC.

                                       By: /s/Max Munn
                                           Max Munn
                                           President
Dated: March 3, 1997